SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 12, 2002
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                              AMERIGON INCORPORATED
             (Exact name of registrant as specified in its charter)
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             California             0-21810            95-4318554
 (State or other jurisdiction of  (Commission       (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

                              5462 Irwindale Avenue
                           Irwindale, California 91706
                                 (626) 815-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

ITEM 5.  OTHER EVENTS.

On February 13, 2002, Amerigon Incorporated mailed a notice to its shareholders of its plan to sell up to approximately 6.38 million shares of its common stock in a private placement, including approximately 1.7 million shares to be issued to Big Beaver Investments LLC in satisfaction of $2.5 million of indebtedness owed by the Company to it. The shares to be issued in the private placement will be sold at a price of $1.50 per share only to institutional or other investors who are "accredited investors" as such term is defined by the federal securities laws. In addition to the sale of shares of common stock, the Company will issue to the investors, including Big Beaver Investments LLC and the placement agent, warrants to purchase a total of up to 3.8 million shares of common stock at an exercise price of $2.00 per share. The private placement is expected to close during the week of February 25, 2002. The full text of the notice is set forth in Exhibit 99.1 attached hereto.

ITEM 7.  EXHIBITS.

Exhibit
NO.         DESCRIPTION

99.1        Notice dated February 12, 2002.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERIGON INCORPORATED


                              By:    /S/ OSCAR B. MARX, III
                                    ------------------------------------
                                    Oscar B. Marx, III
                                    Chief Executive Officer

Date:  February 13, 2002